EXHIBIT 21.1

BOYD GAMING CORPORATION

LIST OF SUBSIDIARIES:

California Hotel and Casino
d.b.a. California Hotel and Casino
d.b.a. Sam's Town Hotel, Gambling Hall and Bowling Center
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0121743

Boyd Tunica, Inc.
d.b.a. Sam's Town Hotel and Gambling Hall
(State of Incorporation or Organization) Mississippi
(IRS Employer Identification Number) 64-0829658

Sam-Will, Inc.
d.b.a. Fremont Hotel and Casino
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0203673

Eldorado, Inc.
d.b.a. Eldorado Casino
d.b.a. Jokers Wild Casino
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0093922

MSW, Inc.
d.b.a. Main Street Station Hotel, Casino and Brewery
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0310765

Par-A-Dice Gaming Corporation
d.b.a. Par-A-Dice Hotel Casino
(State of Incorporation or Organization) Illinois
(IRS Employer Identification Number) 37-1268902

Treasure Chest Casino, LLC.
d.b.a. Treasure Chest Casino
(State of Incorporation or Organization) Louisiana
(IRS Employer Identification Number) 72-1248550

Blue Chip Casino, LLC.
d.b.a. Blue Chip Hotel, Casino & Spa
(State of Incorporation or Organization) Indiana
(IRS Employer Identification Number) 35-2087676

Boyd Atlantic City, Inc.
(State of Incorporation or Organization) New Jersey
(IRS Employer Identification Number) 93-1221994

California Hotel Finance Co.
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0217850

Boyd Louisiana Racing, Inc.
(State of Incorporation or Organization) Louisiana
(IRS Employer Identification Number) 88-0494602

Boyd Racing, L.L.C.
d.b.a. Delta Downs Racetrack Casino & Hotel
(State of Incorporation or Organization) Louisiana
(IRS Employer Identification Number) 91-2121472

Coast Casinos, Inc.
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 20-0836222

Coast Hotels and Casinos, Inc.
d.b.a. Gold Coast Hotel and Casino
d.b.a. The Orleans Hotel and Casino
d.b.a. Suncoast Hotel and Casino
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0345706

Red River Entertainment of Shreveport, LLC
d.b.a. Sam's Town Hotel and Casino
(State of Incorporation or Organization) Louisiana
(IRS Employer Identification Number) 20-0753582

Boyd Pennsylvania, Inc.
(State of Incorporation or Organization) Pennsylvania
(IRS Employer Identification Number) 51-0559543

Boyd Pennsylvania Partners, LP
(State of Incorporation or Organization) Pennsylvania
(IRS Employer Identification Number) 20-3944905

Echelon Resorts Corporation
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 32-0163131

Echelon Resorts LLC
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 30-0346702

Boyd Florida LLC
(State of Incorporation or Organization) Mississippi
(IRS Employer Identification Number) 35-2271901

FGB Development, Inc.
(State of Incorporation or Organization) Florida
(IRS Employer Identification Number) 20-2310247

Boyd Biloxi, LLC
(State of Incorporation or Organization) Mississippi
d.b.a. IP Casino Resort Spa
(IRS Employer Identification Number) 45-2844774